 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-295924
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 15, 2026)
CenterPoint Energy, Inc.
Shares of Common Stock
Having an Aggregate Gross Sales Price of up to
$1,000,000,000

We have entered into an equity distribution agreement with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers (each a “Manager” and collectively, the “Managers”), Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, or one or more of their respective affiliates, as forward purchasers (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”), and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers (in such capacity, each a “Forward Seller” and collectively, “Forward Sellers”), relating to the offer and sale from time to time of shares of our common stock, par value $0.01 per share (“common stock”), having an aggregate gross sales price of up to $1,000,000,000 (the “equity distribution agreement”). Upon entry into the equity distribution agreement, we terminated our prior at-the-market program. At the time of such termination, approximately $84.9 million of common stock remained unsold under such program.
In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time through the Managers or pursuant to forward sale agreements. Sales of shares of our common stock made under the equity distribution agreement, if any, may be made by any method permitted by applicable law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange or the NYSE Texas, or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the Managers or the Forward Sellers agree to in writing. Each Manager will receive from us a commission of up to 1% of the gross sales price per share for any shares of our common stock sold by it under the equity distribution agreement.
The equity distribution agreement provides that, in addition to the issuance and sale of our common stock by us to or through the Managers, we may also enter into one or more forward sale agreements under separate master forward confirmations and related supplemental confirmations between us and any of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, and in the case of Nomura Securities International, Inc., through its agent, BTIG, LLC, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In connection with any forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement, a commission of up to 1% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller.
In no event will the aggregate number of shares of our common stock sold through the Managers or the Forward Sellers under the equity distribution agreement and under any forward sale agreement have an aggregate gross sales price in excess of $1,000,000,000.
The net proceeds we receive from the sales of shares of our common stock under the equity distribution agreement from the Managers will be the gross proceeds received from such sales less the commissions and less any other costs we may incur in issuing and/or selling shares of our common stock. The Managers and the Forward Sellers are not required to sell any specific number or dollar amount of shares of our common stock. Subject to the terms and conditions of the equity distribution agreement, each of the Managers and the Forward Sellers will use commercially reasonable efforts to sell on our behalf any shares of our common stock as instructed by us. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the Forward Sellers. We expect to fully physically settle each particular forward sale agreement (by delivery of shares of our common stock) with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.
Our common stock is listed on the New York Stock Exchange and the NYSE Texas, in each case, under the symbol “CNP.” The last reported sale price of our common stock on May 14, 2026, as reported by the New York Stock Exchange, was $42.54 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets	BNP PARIBAS	BofA Securities
BTIG	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan
Mizuho	Morgan Stanley	MUFG	RBC Capital Markets
Scotiabank	TD Securities	Truist Securities	Wells Fargo Securities
Prospectus Supplement dated May 15, 2026

This document consists of two parts, which should be read together. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about our common stock and other securities that may be offered from time to time using such prospectus, some of which general information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read this prospectus supplement and the accompanying prospectus together with any written communication prepared by us or on our behalf in connection with this offering together with the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information” and in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation By Reference.”
We have not, and the Managers, the Forward Purchasers and the Forward Sellers have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication prepared by us or on our behalf. We and the Managers, the Forward Purchasers and the Forward Sellers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Managers, the Forward Purchasers and the Forward Sellers are not, making an offer to sell shares of our common stock and are not soliciting an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and any information we have incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of the date of the document incorporated by reference. Our businesses, financial condition, results of operations and prospects may have changed since these respective dates.
Any information contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation By Reference” in this prospectus supplement.

S-i

Prospectus Supplement
Prospectus

S-ii

SUMMARY
This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.”
The terms “CenterPoint Energy,” “we,” “our,” and “us” refer to CenterPoint Energy, Inc. and its subsidiaries, unless the context indicates otherwise.
CenterPoint Energy, Inc.
We are a public utility holding company. Our operating subsidiaries own and operate electric transmission, distribution and generation facilities and natural gas distribution systems. As of the date of this prospectus supplement, our indirect, wholly-owned operating subsidiaries include:
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CenterPoint Energy Houston Electric, LLC (“Houston Electric”), which provides electric transmission service to transmission service customers in the Electric Reliability Council of Texas region and distribution service to retail electric providers (“REPs”) serving the Texas Gulf Coast area that includes the city of Houston.

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CenterPoint Energy Resources Corp. (“CERC Corp.”), which (i) directly owns and operates natural gas distribution systems in Minnesota and Texas, (ii) indirectly, through Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, LLC, doing business as CenterPoint Energy Ohio (“CEOH”), owns and operates natural gas distribution systems in Indiana and Ohio, respectively, and (iii) owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies through CenterPoint Energy Intrastate Pipelines, LLC.

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Southern Indiana Gas and Electric Company (“SIGECO”), which provides energy delivery services to electric and natural gas customers located in and near Evansville in southwestern Indiana and owns and operates electric generation assets to serve its electric customers and optimizes those assets in the wholesale power market.

As of March 31, 2026, CenterPoint Energy’s reportable segments were Electric, Natural Gas, and Corporate and Other. Houston Electric and CERC Corp., together with its subsidiaries (“CERC”), each consist of a single reportable segment.
On October 20, 2025, CERC Corp. entered into a purchase agreement (the “Ohio Securities Purchase Agreement”) to sell all of the issued and outstanding equity interests in CEOH for total consideration of approximately $2.62 billion, subject to adjustment as set forth in the Ohio Securities Purchase Agreement. The transaction is expected to close in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions.
As of March 31, 2026, we, Houston Electric and SIGECO had variable interest entities (“VIEs”) including CenterPoint Energy Transition Bond Company IV, LLC, a wholly-owned subsidiary of Houston Electric (“Transition Bond Company IV”), CenterPoint Energy Restoration Bond Company II, LLC, a wholly-owned subsidiary of Houston Electric (“Restoration Bond Company II”), CenterPoint Energy Restoration Bond Company III, LLC, a wholly-owned subsidiary of Houston Electric (“Restoration Bond Company III”), and SIGECO Securitization I, LLC, a wholly-owned subsidiary of SIGECO (“SIGECO Securitization Subsidiary”), which are consolidated. The consolidated VIEs are wholly-owned, bankruptcy-remote, special purpose entities that were formed solely for the purpose of securitizing transition property or system restoration property or facilitating the securitization financing of qualified costs. We, through SIGECO, have a controlling financial interest in SIGECO Securitization Subsidiary and are the VIE’s primary beneficiary. Houston Electric has a controlling financial interest in each of Transition Bond Company IV, Restoration Bond Company II and Restoration Bond Company III and is the primary beneficiary of each. Creditors of us, Houston Electric and SIGECO have no recourse to any assets or revenues of Transition Bond Company IV, Restoration Bond Company II, Restoration Bond Company III or SIGECO Securitization Subsidiary, as applicable. The bonds issued by these VIEs are payable only from and secured by transition property, system restoration property or securitization property, as applicable, and the bondholders have no recourse to the general credit of CenterPoint Energy, Houston Electric or SIGECO.
Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002 (telephone number: 713-207-1111).

The Offering
Issuer
CenterPoint Energy, Inc.
Common stock offered
Shares of our common stock having an aggregate gross sales price of up to $1,000,000,000.
Use of proceeds
We intend to use the net proceeds (x) from this offering, after deducting the Managers’ commission and our offering expenses and (y) payable upon settlement of any forward sale agreement, in each case, for general corporate purposes, which may include, among other things, the capital expenditure programs of our operating subsidiaries and the repayment of borrowings under our commercial paper program. Pending application of the net proceeds of this offering for the foregoing purposes, we expect to use the net proceeds to invest in the CenterPoint Energy money pool or various instruments that may include, but would not be limited to, short-term, interest bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies. See “Use of Proceeds” in this prospectus supplement.
Tax consequences
See “Material U.S. Federal Income Tax Consequences.”
Listing
Our common stock is listed on the New York Stock Exchange and the NYSE Texas, in each case, under the symbol “CNP.”
Risk factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement before deciding whether to invest in our common stock.
Conflicts of interest
We expect that all of the proceeds of any shares sold by a Forward Seller, and in the case of Nomura Securities International, Inc., through its agent, BTIG, LLC, will be paid to the related Forward Purchaser. To the extent such Forward Purchaser or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Forward Seller, including BTIG, LLC, as agent for Nomura Securities International, Inc., would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities With Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.
Further, some or all of the Managers or their affiliates may in the future be holders of our commercial paper obligations. We may use part or all of the net proceeds of this offering to repay our commercial paper obligations from time to time. To the extent any Manager or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Manager or its affiliate would be deemed to have a conflict of interest under FINRA Rule 5121 and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.

If the offering is conducted in accordance with FINRA Rule 5121, such Forward Seller, Manager or affiliate would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
See “Plan of Distribution (Conflicts of Interest).”

RISK FACTORS
You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Form 10-K”), the following information about risks, as well as risks arising from any legal proceedings identified or referenced in “Legal Proceedings” in Part 1, Item 3 of our 2025 Form 10-K and in Part II, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as they may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”), together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our common stock.
Risks Related to the Offering
The issuance of shares of common stock under the equity distribution agreement and any forward sale agreement may be dilutive.
The issuance of shares of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds may have a dilutive effect on our expected net income available to common shareholders per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.
Shares of our common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares if they subsequently sell the shares at prices lower than the prices they paid.
The actual number of shares of our common stock we will issue under the equity distribution agreement and any forward sale agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a transaction confirmation to a Manager or a forward placement notice to a Forward Purchaser and a Forward Seller at any time throughout the term of the equity distribution agreement. The number of shares of our common stock that are sold by the Managers after delivering a transaction confirmation or the Forward Sellers after receiving a forward placement notice will fluctuate based on the market price of shares of our common stock during the sales period and limits we set with the Managers, the Forward Purchasers and the Forward Sellers. Because the price per share of each share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this time to predict the number of shares of our common stock that will ultimately be issued.
We will have broad discretion over the use of the net offering proceeds from any sales made under this equity offering program and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from any sales of shares of our common stock made under this equity offering program and could spend the proceeds in a variety of ways with which you may not agree or that may ultimately fail to improve our operating results or enhance the value of shares of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of shares of our common stock to decline.
Our ability to pay dividends on our common stock may be limited.
Our payment of dividends on our common stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition and results of operations, future business prospects, any applicable contractual restrictions and other factors that our board of directors considers relevant.
The agreements governing any existing or future indebtedness of ours may limit our ability to pay cash dividends on our capital stock, including our common stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on our common stock, we may be unable to pay dividends in cash on our common stock unless we can refinance the amounts outstanding under such agreements. In addition, we have the right to defer interest payments on our outstanding junior subordinated notes. Should we exercise this right, we cannot declare or pay dividends on any of our capital stock during the deferral period.
Under Texas law, our board of directors (or an authorized committee thereof) may authorize a dividend, and we may make a dividend, so long as (i) the dividend does not violate our certificate of formation, (ii) we are not insolvent after the dividend and (iii) the dividend does not exceed our surplus (the amount by which our net assets exceed our stated capital). Further, even if we are permitted under our contractual obligations and Texas law to pay cash dividends on our capital stock, we may not have sufficient cash to pay dividends in cash on our common stock.
Future sales or issuances of shares of our common stock could cause the market price of our common stock to decline.
We are not restricted from issuing additional securities in the future, including common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock may be at prices below the offering price of the shares of common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.
A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, shares of our common stock issued pursuant to our equity incentive plans will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.
Sales of substantial amounts of our common stock, or the perception that such sales could occur, by large shareholders or otherwise, could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the market price of our common stock.
The market price of our common stock may be volatile or may decline and it may be difficult for you to resell shares of our common stock at prices you find attractive.
The market price of our common stock has historically experienced and may continue to experience volatility. For example, during the twelve months ended March 31, 2026, the high sales price per share of our common stock on the New York Stock Exchange was $44.39 and the low sales price per share was $34.72. The price of our common stock could be subject to wide fluctuations in the future in response to the events and factors set forth in “Cautionary Statement Regarding Forward-Looking Information” of this prospectus supplement.
Other risks described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement also could materially and adversely affect the price of our common stock.
Anti-takeover provisions in our organizational documents and under Texas law may impede or discourage a takeover, which could cause the market price of our common stock to decline.
We are a Texas corporation, and the anti-takeover provisions of Texas law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing shareholders, which, under certain circumstances, could reduce the market price of our common stock. In addition, protective provisions in our certificate of formation and our bylaws or the implementation by our board of directors of a shareholder rights plan could prevent a takeover, which could harm our shareholders.
Any future issuance of preferred stock, or the conversion of our outstanding convertible notes or the settlement of our outstanding forward sale agreements, may cause the price of our common stock to decline, which may negatively impact your investment.
Our board of directors is authorized to issue series of shares of preferred stock without any action on the part of the holders of our common stock. Our board of directors also has the power, without the approval of the holders of our common stock, to set the terms of any such series of shares of preferred stock that may be issued, including the designations, preferences, limitations and relative rights, voting, redemption and other rights over our common stock with respect to dividends or if we liquidate, dissolve or wind up our affairs and other terms. Any preferred stock we may issue in the future will rank senior to all of our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs. If we issue preferred stock in the future that has preference over common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, which may negatively impact your investment.
In addition, a number of shares of our common stock are reserved for issuance upon conversion of our outstanding 4.25% Convertible Senior Notes due 2026, 3.00% Convertible Senior Notes due 2028 and 2.875% Convertible Senior Notes due 2029 (collectively, the “convertible notes”) and the settlement of forward sale agreements entered into in May 2025 with a maturity date of February 25, 2027. The conversion of some or all of the convertible notes could dilute the ownership interests of existing shareholders, unless we satisfy any such conversions solely with cash, and conversions of the convertible notes into shares of our common stock, or the perception that such conversions may occur, could adversely affect the trading price of our common stock.
Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, may cause the price of our common stock to decline, which may negatively impact your investment.
In the future, we may attempt to increase our capital resources by making offerings of debt securities. Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our decision to issue debt securities in any future offering will depend on market conditions and other factors that may be beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings of debt securities.
We are a holding company with no operations or operating assets of our own. As a result, we depend on distributions from our subsidiaries to meet our payment obligations and for the ability to pay dividends on our common stock, and provisions of applicable law or contractual restrictions could limit the amount of those distributions.
We derive all of our operating income from, and hold all of our assets through, our subsidiaries. As a result, we depend on distributions from our subsidiaries to meet our payment obligations and for our ability to declare and pay dividends on our common stock. In general, our subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, limit our subsidiaries’ ability to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions.
Our right to receive any assets of any subsidiary, and therefore the right of our holders of our common stock to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would be effectively subordinated to any security interest in the assets of that subsidiary and any indebtedness of the subsidiary senior to that held by us.
Risks Relating to the Forward Transactions
Provisions contained in a forward sale agreement could result in cash payment obligations.
If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to physically settle on a date specified by such Forward Purchaser if:
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in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds in shares of our common stock which are applicable to such Forward Purchaser and its associated persons are exceeded;

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an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or the occurrence of a change in law under such forward sale agreement; or

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certain events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the physical settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no earlier than two (2) months or later than eighteen (18) months following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We intend to physically settle each forward sale agreement by delivery of shares of our common stock. However, we may elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement of a particular forward sale agreement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding such Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period under that particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The Managers or their affiliates may receive benefits from sales under the sales distribution agreement.
Certain of the Managers or their affiliates may in the future hold our commercial paper obligations, as disclosed under “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest).” To the extent that we use a portion of the net proceeds of sales made pursuant to the equity distribution agreement to repay a portion of our commercial paper obligations, such affiliates will receive their proportionate share of any amount of our commercial paper obligations that is repaid with the net proceeds of this offering.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller, or in the case of Nomura Securities International, Inc., BTIG, LLC, acting as agent, will be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
These transactions create potential conflicts of interest because these Managers and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which this offering is completed.

USE OF PROCEEDS
We intend to use the net proceeds (x) from this offering, after deducting the Managers’ commission and our offering expenses, and (y) payable upon settlement of any forward sale agreement, in each case, for general corporate purposes, which may include, among other things, the capital expenditure programs of our operating subsidiaries and the repayment of borrowings under our commercial paper program. Proceeds from our commercial paper were used for general corporate purposes, including working capital purposes. As of March 31, 2026, we, on an unconsolidated basis, did not have any commercial paper borrowings outstanding. Certain of the Managers and/or their affiliates may own some of our commercial paper and will therefore each receive a portion of the net proceeds upon such repayment. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.”
We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement initially will be equal to the gross sales prices of all borrowed shares of our common stock sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 1% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller, or in the case of Nomura Securities International, Inc., BTIG, LLC, acting as agent, will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest).”
Further, some or all of the Managers or their affiliates may in the future be holders of our commercial paper obligations. We may use part or all of the net proceeds of this offering to repay our commercial paper obligations from time to time, in which case that affiliate will receive a portion of the net proceeds from this offering through the repayment of such debt. See “Plan of Distribution (Conflicts of Interest).”
Pursuant to the terms of the equity distribution agreement, we may issue and/or sell shares of our common stock having an aggregate gross sales price of up to $1,000,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commission and proceeds to us, if any, are not determinable at this time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each, as defined below) of the ownership and disposition of our common stock issued pursuant to this offering. This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of personal circumstances, nor does this discussion address the effects of other U.S. federal tax laws, such as estate or gift tax laws, or the effects of any applicable state, local or non-U.S. tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the matters discussed below.
This discussion is limited to beneficial owners that hold our common stock as a “capital asset” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address tax consequences relevant to beneficial owners subject to special rules, including, without limitation:
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U.S. expatriates or former citizens or long-term residents of the United States;

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persons subject to the alternative minimum tax;

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U.S. holders whose functional currency is not the U.S. dollar;

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persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment or that hold or dispose of our common stock as part of a wash sale transaction;

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banks, insurance companies, and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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tax-exempt retirement plans;

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persons that own, or have owned at any time, actually or constructively, more than 5% of our common stock;

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“qualified foreign pension funds” as defined in section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation;

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persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code; and

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persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

A “non-U.S. holder” is any beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust that, in each case, is not a U.S. holder.
Tax Consequences Applicable to U.S. Holders
The discussion in this section applies only to U.S. holders.
Distributions Generally
Distributions of cash or other property on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates if such U.S. holders meet certain holding period and other applicable requirements. To the extent distributions exceed our current and accumulated earnings and profits, the distributions generally will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in our common stock (and will reduce such basis, but not below zero), and thereafter generally will be taxable as capital gain realized on the sale or other taxable disposition of our common stock, as described under “— Dispositions of Our Common Stock” below.
Dispositions of Our Common Stock
If a U.S. holder sells or disposes of shares of our common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on such sale or other taxable disposition and the U.S. holder’s adjusted basis in such shares of our common stock. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held our common stock for more than one year. The deductibility of capital losses is subject to limitations.
Medicare Tax on Net Investment Income
Certain U.S. holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of: (1) the U.S. holder’s “net investment income” (in the case of individual) or “undistributed net investment income” (in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income (in the case of an individual) or adjusted gross income (in the case of estates or trusts) for the relevant taxable year over specified dollar amounts. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax.
Backup Withholding and Information Reporting
We or an applicable withholding agent generally will report to U.S. holders and the IRS the amount of dividends paid during each calendar year on, and the proceeds from a disposition of, our common stock held by a U.S. holder unless the U.S. holder is exempt from information reporting (such as a corporation) and, if requested, establishes, in the manner prescribed by law, such exemption. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid on or the proceeds of a disposition of our common stock unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of exemptions from the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Tax Consequences Applicable to Non-U.S. Holders
The discussion in this section applies only to non-U.S. holders.
Distributions Generally
Distributions of cash or other property on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed our current and accumulated earnings and profits, the distributions generally will be treated first as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock (and will reduce such basis, but not below zero), and thereafter generally will be treated as gain realized on the sale or other disposition of our common stock (see “— Dispositions of Our Common Stock” below).
Distributions that are treated as dividends generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. Distributions that are treated as gain or return of capital could be subject to a withholding tax at a rate of 15% under FIRPTA (as defined below) if we are or have been considered a USRPHC (as defined below) and our common stock is not “regularly traded” on an established securities market (see “— Dispositions of Our Common Stock”). For withholding purposes, we expect that all distributions will be treated as made out of our current or accumulated earnings and profits and thus treated as dividends. However, if it is subsequently determined that a distribution was, in fact, in excess of our current and accumulated earnings and profits, a non-U.S. holder may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Additionally, an applicable income tax treaty may reduce the rate of a withholding tax on distributions received by a non-U.S. holder. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States) will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to the applicable paying agent a properly executed IRS Form W-8ECI (or applicable successor form). Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates applicable to U.S. holders. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Dispositions of Our Common Stock
Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

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the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

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our common stock constitutes a “United States real property interest,” or “USRPI,” which could be the case if we are or have been, at any time during the five-year period ending on the date of such disposition (or the non-U.S. holder’s holding period, if shorter) a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes within the meaning of the “Foreign Investment in Real Property Tax Act,” or “FIRPTA.”

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates applicable to U.S. holders. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the United States).
With respect to the third bullet point above, we believe that we may have been, may currently be, or may become, a USRPHC. Nevertheless, pursuant to an exception for certain interests in publicly traded corporations, even if we are a USRPHC, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC if (i) any class of our stock (including our common stock) is regularly traded on an established securities market (within the meaning of the applicable Treasury Regulations) and (ii) the non-U.S. holder’s ownership interest in our common stock falls below a certain threshold. If any class of our stock is regularly traded on an established securities market, then a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC unless (i) if our common stock is (or is also) regularly traded, such non-U.S. holder’s shares of our common stock (including shares of our common stock that are attributed to such non-U.S. holder under applicable attribution rules) represent more than 5% of the total fair market value of all of the shares of our common stock at any time during the five-year period ending on the date of disposition of such common stock by the non-U.S. holder or (ii) if our common stock is not regularly traded, such non-U.S. holder’s shares of our common stock (including shares of our common stock that are attributed to such non-U.S. holder under applicable attribution rules) have a fair market value on the date of acquisition greater than the fair market value of 5% of our regularly traded class of stock with the lowest fair market value. We expect at least one of our classes of stock to be regularly traded on an established securities market, but this cannot be assured. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.

Backup Withholding and Information Reporting
We or an applicable withholding agent generally must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to payments to a non-U.S. holder on our common stock provided the non-U.S. holder furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person that is not an exempt recipient.
Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under sections 1471 to 1474 of the Code and the Treasury Regulations and administrative guidance thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
While withholding under FATCA generally could also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed Treasury Regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement, dated as of May 15, 2026, which we refer to as the equity distribution agreement, with the Managers, the Forward Sellers and the Forward Purchasers, pursuant to which we may issue and/or sell from time to time shares of our common stock having an aggregate gross sales price of up to $1,000,000,000 over a period of time. We have filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference into this prospectus supplement.
Sales of shares of our common stock made under the equity distribution agreement, if any, may be made by any method permitted by applicable law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange or the NYSE Texas, or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the Managers or the Forward Sellers agree to in writing. As agents, the Managers will not engage in any prohibited stabilizing transactions with respect to shares of our common stock.
The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us to or through the Managers, we may also enter into one or more forward sale agreements under separate master forward confirmations and related supplemental confirmations between us and any of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, or in the case of Nomura Securities International, Inc., through its agent, BTIG, LLC, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
We may instruct the Managers and the Forward Sellers not to sell any shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. In no event will the aggregate number of shares of our common stock sold through the Managers or the Forward Sellers under the equity distribution agreement and under any forward sale agreement have an aggregate gross sales price in excess of $1,000,000,000.
Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Managers pursuant to the terms of the equity distribution agreement, will be approximately $525,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future. We have agreed to reimburse each of the Managers, the Forward Sellers and the Forward Purchasers for certain of their expenses in certain circumstances in connection with their performance under the equity distribution agreement.
In connection with the sale of shares of our common stock, each of the Managers, Forward Sellers or Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Managers, the Forward Sellers or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to each of the Managers, Forward Sellers and Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
The offer and sale of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale of shares of our common stock pursuant to the equity distribution agreement with an aggregate gross sales price equal to $1,000,000,000, (2) the termination of the equity distribution agreement at any time by us or by the Managers, the Forward Purchasers and the Forward Sellers or (3) May 15, 2029.
Shares of our common stock are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we or any of the Managers, the Forward Purchasers or the Forward Sellers have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the other parties, and sales of shares of our common stock pursuant to the equity distribution agreement or any forward sale agreement will be suspended until, in our collective judgment, Rule 101(c)(1) or another exemptive provision has been satisfied.
We will report at least quarterly the number of shares of our common stock sold through the Managers, the Forward Purchasers and the Forward Sellers under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions paid by us to the Managers, the Forward Purchasers and the Forward Sellers in connection with the sales of shares of our common stock.
Sales through Managers
From time to time during the term of the equity distribution agreement, we may deliver a transaction confirmation to one of the Managers specifying the length of the selling period, the number of shares of our common stock to be sold and the minimum price below which sales may not be made.
Each Manager has agreed that, upon receipt of a transaction confirmation from us that is accepted by a Manager, and subject to the terms and conditions of the equity distribution agreement, such Manager will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our common stock on such terms. We or such Manager may suspend the offer and sale of shares of our common stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate. The obligation of each Manager under the equity distribution agreement to sell shares of our common stock pursuant to any transaction confirmation is subject to a number of conditions, which such Manager reserves the right to waive in its sole discretion.
We will pay each Manager a commission of up to 1% of the gross sales price per share for any shares sold through it as an agent under the equity distribution agreement.
Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which such sales were made in return for payment of the proceeds to us net of compensation paid by us to the Managers. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales through Forward Sellers
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein and in the related master forward confirmation, we may deliver a forward placement notice relating to a forward sale to any of the Forward Sellers and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of a forward placement notice from us requesting that such Forward Seller execute sales of borrowed shares of our common stock in connection with a forward sale agreement, subject to the terms and conditions of the equity distribution agreement and the applicable forward sale agreement, the affiliated Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and such Forward Seller, or in the case of Nomura Securities International, Inc., its agent BTIG, LLC, will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our common stock on such terms to hedge such Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend the offer and sale of shares of our common stock in respect of a forward sale agreement at any time upon proper notice to the other. The obligation of the relevant Forward Seller under the equity distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate of up to 1% of the gross sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller, or in the case of Nomura Securities International, Inc., its agent BTIG, LLC. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of consecutive trading days determined by us in our sole discretion and as specified in the relevant forward placement notice.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements, the terms of which may not be less than two (2) months or more than eighteen (18) months, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on the overnight bank rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement. For example, we may conclude to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period in respect of a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period in respect of a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of shares of our common stock in connection with the relevant Forward Purchaser or its affiliate unwinding the Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors” in this prospectus supplement.
Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by such event) and require us to physically settle on a date specified by such Forward Purchaser if (1) in such Forward Purchaser’s good faith commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds in shares of our common stock which are applicable to such Forward Purchaser and its associated persons are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of our common stock) or the occurrence of a change in law under the forward sale agreement; or (5) certain events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain bankruptcy, insolvency or reorganization filings relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not deliver any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors” in this prospectus supplement.
Conflicts of Interest
We expect that all of the proceeds of any shares sold by a Forward Seller, and in the case of Nomura Securities International, Inc., through its agent, BTIG, LLC, will be paid to the related Forward Purchaser. To the extent such Forward Purchaser or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Forward Seller, including BTIG, LLC, as agent for Nomura Securities International, Inc., would be deemed to have a conflict of interest under FINRA Rule 5121 and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.
The Managers, the Forward Purchasers and the Forward Sellers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Managers, the Forward Purchasers, the Forward Sellers and/or their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.
Certain of the Managers and/or their affiliates may in the future hold a portion of our commercial paper obligations that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the Managers or their affiliates could receive at least 5% of the net proceeds of this offering, and in that case, such Manager would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such Manager would be required to conduct the sale of shares of our common stock in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such Manager would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
Other Relationships
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller, or in the case of Nomura Securities International, Inc., BTIG, LLC, acting as agent, will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
In addition, in the ordinary course of their various business activities, the Managers, the Forward Purchasers and the Forward Sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the Managers, the Forward Purchasers and the Forward Sellers and/or their affiliates have a lending relationship with us, and certain of these Managers, Forward Purchasers and Forward Sellers or their affiliates routinely hedge and certain of these Managers, Forward Purchasers, Forward Sellers or their respective affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Managers, Forward Purchasers, Forward Sellers and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially shares of our common stock offered hereby. Any credit default swaps or short positions could adversely affect future trading prices of shares of our common stock offered hereby. The Managers, the Forward Purchasers, the Forward Sellers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Each Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of our common stock for its own account and for the account of its clients. In addition, each Manager’s affiliates may make markets in our common stock or our other securities, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of our common stock or our other securities, at the same time such Manager is acting as agent pursuant to the equity distribution agreement.

LEGAL MATTERS
Baker Botts L.L.P., Houston, Texas will pass on the validity of the securities offered in this prospectus supplement. Monica Karuturi, our Executive Vice President and General Counsel, may pass on other legal matters for us. Hunton Andrews Kurth LLP, New York, New York will pass on certain legal matters for the Managers, the Forward Sellers and the Forward Purchasers. From time to time, Hunton Andrews Kurth LLP, acts as counsel to CenterPoint Energy and its affiliates on certain matters.
EXPERTS
The financial statements of CenterPoint Energy, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to CenterPoint Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In this prospectus supplement, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:
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the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving us or our industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the announced sale of our Ohio natural gas local distribution company business, which we cannot assure will have the anticipated benefits to us;

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industrial, commercial and residential growth in our service territories and changes in market demand and energy consumption, including in relation to the expansion of data centers (associated with, among other things, increasing demand for artificial intelligence (“AI”)), energy refining and exports, advanced manufacturing and logistics, as well as the effects of energy efficiency measures, technological advances and demographic patterns, and our ability to appropriately estimate/forecast and effectively manage such demand and the business opportunities and projects relating to such matters as well as obtain the anticipated benefits, including relating to customer affordability, associated with such growth;

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our ability to fund and invest planned capital and the timely recovery of our investments, including the timing of and amounts sought for those related to our 10-year capital plan;

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our ability to execute and complete our planned capital projects and programs, including those within our 10-year capital plan, in a timely and cost-effective manner and within budget, obtain the anticipated benefits of such projects, and manage costs and impacts of such projects on customer affordability;

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our ability to successfully construct, operate, repair, maintain, replace and restart electric generating facilities, natural gas facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, as applicable, including in the event of an outage and in relation to complying with applicable environmental, reliability and safety standards;

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timely and appropriate rate actions that allow and authorize timely recovery of costs and a reasonable return on investment, including the timing of and amounts sought for recovery of Houston Electric’s applicable TEEEF leases and restoration costs relating to, among other things, Hurricane Beryl, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms;

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the timing and success of, and our ability to obtain approval for matters relating to, Houston Electric’s release of its large TEEEF units to the San Antonio area, proposed removal of its medium TEEEF units, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the large and medium TEEEF units from Houston Electric’s TEEEF fleet, as well as Houston Electric’s ability to complete one or more other future transactions involving the large and medium TEEEF units on acceptable terms and conditions within the anticipated timeframe;

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economic conditions in regional and national markets, including economic uncertainty and volatility, potential for recession, changes to and increases in inflation and interest rates, and their effect on sales, prices and costs;

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severe weather events, natural disasters and other climate-related impacts, including the impact of severe weather events on operations, capital, legislation and/or regulations, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 that resulted in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (“February 2021 Winter Storm Event”), the sudden and destructive severe weather events in May 2024 that included hurricane-like winds and tornadoes and resulted in widespread damage to Houston Electric’s electric delivery system and Hurricane Beryl;

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volatility in the markets for natural gas as a result of, among other factors, inflation, adverse weather conditions, supply and demand changes, availability of competitively priced alternative energy sources, political and geopolitical instability, commodity production levels and storage capacity, energy and environmental legislation and regulation and economic and financial market conditions;

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non-payment for our services due to financial distress of our customers and the ability of our customers, including REPs, to satisfy their obligations to us, Houston Electric and CERC, and the negative impact on such ability related to adverse economic conditions and severe weather events;

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public health threats, and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

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federal, state and local legislative, executive and regulatory actions or developments affecting various aspects of our businesses, including, among others, any actions resulting from Hurricane Beryl, energy deregulation or re-regulation, pipeline integrity and safety, actions relating to our facilities and changes in regulation, legislation and governmental action pertaining to the utility model, trade (including tariffs, bans, retaliatory trade measures taken against the United States or related governmental action), the implementation of budget and spending cuts to federal government agencies and programs, effects of government shutdowns, policies incentivizing or disincentivizing the development or utilization of alternative sources of generation (including distributed generation), health care, finance and actions regarding the rates charged by our regulated businesses;

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disruptions to the global supply chain, inflation, labor shortages and scarcity of certain materials, including as a result of changes in U.S. and foreign trade policy, economic uncertainty, regulatory and policy instability, political and geopolitical uncertainty and instability, including the conflict involving Iran, severe weather and other catastrophic events, changes in laws, executive orders, legislation and other governmental action, increased competition for skilled labor and increases in demand for electricity, that could prevent us from securing the resources and labor needed to, among other things, fully execute on its strategy and 10-year capital plan, and otherwise impact the affordability of our rates for our customers;

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operations and maintenance costs, our ability to control such costs and cost-related impacts on the affordability of our rates for our customers;

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our ability to timely obtain and maintain necessary land rights, licenses, permits, easements and approvals from landowners and local, federal and other regulatory authorities on acceptable terms and resolve disputes or third-party challenges to such licenses, permits or approvals as applicable;

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direct or indirect effects on our facilities, resources, operations, reputation and financial condition resulting from terrorism, vandalism, cyberattacks or intrusions, data security breaches or other security incidents, threats or attempts to disrupt our businesses or the businesses of supply chain stakeholders (including by foreign actors), or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, derecho events, ice storms and other severe weather events, wildfires, pandemic health events, geopolitical conflict, civil unrest or other occurrences;

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the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies or other stakeholders may have or develop, which could result from a variety of factors, including actual or perceived failures in system reliability and safety, the speed of our response to service interruptions, rates and customer affordability, our ability to successfully execute our capital plan, media coverage and actions by third parties;
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damages to our network, facilities and systems, including as a result of wildfires, as well as to third-party property resulting in outages or shortages in our service territories, and losses in excess of insurance liability coverage;

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tax legislation and guidance and any changes in tax laws under the current or future administrations, including any further changes to or clarification of the Inflation Reduction Act of 2022 or the One Big Beautiful Bill Act, and any potential changes to tax rates, Corporate Alternative Minimum Tax imposed, tax credits and/or interest deductibility, as well as uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

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our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

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actions by credit rating agencies, including any potential downgrades to credit ratings;

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local, state and federal legislative, executive and regulatory actions or developments relating to the environment, including, among others, those related to global climate risk, air emissions, greenhouse gas emissions, carbon emissions, wastewater discharges and the handling and disposal of coal combustion residuals that could impact operations, cost recovery of generation plant costs and related assets, and our energy transition goals;

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the impact of unplanned facility outages or other closures;

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the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

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impacts from our pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in assumptions, including discount rates;

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changes in interest rates and their impact on costs of borrowing and the valuation of our pension benefit obligation;

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commercial bank and financial market conditions, including disruptions in the banking industry, our access to capital, the cost of such capital, the results of our financing and refinancing efforts, including availability of funds in the capital markets, and impacts on our vendors, customers and suppliers;

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inability of various counterparties to meet their obligations to us;

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the extent and effectiveness of our risk management activities;

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timely and appropriate regulatory actions, which include actions allowing requested securitization for any hurricanes or other severe weather events, such as Hurricane Beryl, or natural disasters or other amounts sought for recovery of costs, including stranded coal-fired generation asset costs;

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our ability to attract, effectively transition, motivate and retain an appropriately qualified workforce, identify and develop top talent to succeed management and maintain good labor relations;

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changes in technology, including with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers, and our ability to anticipate, adapt to and implement technological changes;

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advances in AI and our success in timely adopting, developing and deploying AI;

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the timing and outcome of any audits, disputes and other proceedings related to taxes;

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the recording of impairment charges;

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political and economic developments and actions, including energy and environmental policies under the current administration;

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our ability to execute on our strategy, initiatives, targets and goals, including energy transition goals and operations and maintenance expenditure goals;

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the outcome of litigation, including litigation related to the February 2021 Winter Storm Event and Hurricane Beryl;

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the effect of changes in and application of accounting standards and pronouncements; and

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other factors discussed in “Risk Factors” beginning on page S-5 of this prospectus supplement.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access at http://www.sec.gov.
Our website is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement.
This prospectus supplement, which includes information incorporated by reference (see “Incorporation By Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus supplement (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.
We are incorporating by reference into this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), until all the shares of our common stock offered hereby are sold:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the portions of our definitive proxy statement filed with the SEC on Schedule 14A on March 4, 2026 that are incorporated by reference therein;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

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our Current Reports on Form 8-K filed on February 12, 2026, February 23, 2026, February 26, 2026 and April 17, 2026; and

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the description of our common stock contained in Exhibit 4(t) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:
CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

PROSPECTUS
CenterPoint Energy, Inc.
1111 Louisiana Street
Houston, Texas 77002
(713) 207-1111
CENTERPOINT ENERGY, INC.
SENIOR DEBT SECURITIES
JUNIOR SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
STOCK PURCHASE CONTRACTS
EQUITY UNITS
DEPOSITARY SHARES
We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.
The Offering
We may offer from time to time:
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senior debt securities;

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junior subordinated debt securities;

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common stock;

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preferred stock;

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stock purchase contracts;

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equity units; and

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depositary shares.

Our common stock is listed on the New York Stock Exchange and the NYSE Texas under the symbol “CNP.”
Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy, Inc. and its subsidiaries, unless the context clearly indicates otherwise.
The Bank of New York Mellon Trust Company, National Association, in each of its capacities referenced herein, including, but not limited to, trustee, purchase contract agent, collateral agent, custodial agent, securities intermediary and paying agent, has not participated in the preparation of this prospectus and assumes no responsibility for its content.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access at http://www.sec.gov.
Our website is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.
This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the securities are sold:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the portions of our definitive proxy statement filed on Schedule 14A on March 4, 2026 that are specifically incorporated by reference therein;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

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our Current Reports on Form 8-K filed with the SEC on February 12, 2026, February 23, 2026, February 26, 2026 and April 17, 2026; and

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the description of our common stock contained in Exhibit 4(t) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:
CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

ABOUT CENTERPOINT ENERGY, INC.
We are a public utility holding company. Our operating subsidiaries own and operate electric transmission, distribution and generation facilities and natural gas distribution systems. As of the date of this prospectus, our indirect, wholly-owned operating subsidiaries include:
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CenterPoint Energy Houston Electric, LLC (“Houston Electric”), which provides electric transmission service to transmission service customers in the Electric Reliability Council of Texas region and distribution service to retail electric providers (“REPs”) serving the Texas Gulf Coast area that includes the city of Houston. Houston Electric has variable interest entities (“VIEs”), including CenterPoint Energy Transition Bond Company IV, LLC (“Transition Bond Company IV”), Restoration Bond Company II, LLC and Restoration Bond Company III, LLC, which are consolidated. The consolidated VIEs are wholly-owned bankruptcy-remote, special purpose entities that were formed solely for the purpose of securitizing transition property or system restoration property through the issuance of transition bonds or system restoration bonds and conducting activities incidental thereto. On October 15, 2024, Transition Bond Company IV repaid in full its last outstanding transition bonds at maturity.

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CenterPoint Energy Resources Corp. (“CERC Corp.”), which (i) directly owns and operates natural gas distribution systems in Minnesota and Texas; (ii) indirectly, through Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, LLC (“CEOH”), owns and operates natural gas distribution systems in Indiana and Ohio, respectively, and (iii) owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies through CenterPoint Energy Intrastate Pipelines, LLC. On October 20, 2025, CERC Corp. entered into a purchase agreement to sell all of the issued and outstanding equity interests of CEOH. The transaction is expected to close in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions.

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Southern Indiana Gas and Electric Company (“SIGECO”), which provides energy delivery services to electric and natural gas customers located in and near Evansville in southwestern Indiana and owns and operates electric generation assets to serve its electric customers and optimizes those assets in the wholesale power market. SIGECO has a VIE, SIGECO Securitization I, LLC, which is consolidated. This consolidated VIE is a wholly-owned bankruptcy-remote, special purpose entity that was formed solely for the purpose of facilitating the securitization financing of qualified costs.

Our principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS
Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:
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the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving us or our industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the announced sale of our Ohio natural gas local distribution company business, which we cannot assure will have the anticipated benefits to us;

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industrial, commercial and residential growth in our service territories and changes in market demand and energy consumption, including in relation to the expansion of data centers (associated with, among other things, increasing demand for artificial intelligence (“AI”)), energy refining and exports, advanced manufacturing and logistics, as well as the effects of energy efficiency measures, technological advances and demographic patterns, and our ability to appropriately estimate/forecast and effectively manage such demand and the business opportunities and projects relating to such matters as well as obtain the anticipated benefits, including relating to customer affordability, associated with such growth;

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our ability to fund and invest planned capital and the timely recovery of our investments, including the timing of and amounts sought for those related to our 10-year capital plan;

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our ability to execute and complete our planned capital projects and programs, including those within our 10-year capital plan, in a timely and cost-effective manner and within budget, obtain the anticipated benefits of such projects, and manage costs and impacts of such projects on customer affordability;

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our ability to successfully construct, operate, repair, maintain, replace and restart electric generating facilities, natural gas facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, as applicable, including in the event of an outage and in relation to complying with applicable environmental, reliability and safety standards;

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timely and appropriate rate actions that allow and authorize timely recovery of costs and a reasonable return on investment, including the timing of and amounts sought for recovery of Houston Electric’s applicable TEEEF leases and restoration costs relating to, among other things, Hurricane Beryl, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms;
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the timing and success of, and our ability to obtain approval for matters relating to, Houston Electric’s release of its large TEEEF units to the San Antonio area, proposed removal of its medium TEEEF units, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the large and medium TEEEF units from Houston Electric’s TEEEF fleet, as well as Houston Electric’s ability to complete one or more other future transactions involving the large and medium TEEEF units on acceptable terms and conditions within the anticipated timeframe;

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economic conditions in regional and national markets, including economic uncertainty and volatility, potential for recession, changes to and increases in inflation and interest rates, and their effect on sales, prices and costs;

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severe weather events, natural disasters and other climate-related impacts, including the impact of severe weather events on operations, capital, legislation and/or regulations, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 that resulted in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (“February 2021 Winter Storm Event”), the sudden and destructive severe weather events in May 2024 that included hurricane-like winds and tornadoes and resulted in widespread damage to Houston Electric’s electric delivery system and Hurricane Beryl;

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volatility in the markets for natural gas as a result of, among other factors, inflation, adverse weather conditions, supply and demand changes, availability of competitively priced alternative energy sources, political and geopolitical instability, commodity production levels and storage capacity, energy and environmental legislation and regulation and economic and financial market conditions;

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non-payment for our services due to financial distress of our customers and the ability of our customers, including REPs, to satisfy their obligations to us, Houston Electric and CERC Corp., and the negative impact on such ability related to adverse economic conditions and severe weather events;

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public health threats, and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

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federal, state and local legislative, executive and regulatory actions or developments affecting various aspects of our businesses, including, among others, any actions resulting from Hurricane Beryl, energy deregulation or re-regulation, pipeline integrity and safety, actions relating to our facilities and changes in regulation, legislation and governmental action pertaining to the utility model, trade (including tariffs, bans, retaliatory trade measures taken against the United States or related governmental action), the implementation of budget and spending cuts to federal government agencies and programs, effects of government shutdowns, policies incentivizing or disincentivizing the development or utilization of alternative sources of generation (including distributed generation), health care, finance and actions regarding the rates charged by our regulated businesses;

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disruptions to the global supply chain, inflation, labor shortages and scarcity of certain materials, including as a result of changes in U.S. and foreign trade policy, economic uncertainty, regulatory and policy instability, political and geopolitical uncertainty and instability, including the conflict involving Iran, severe weather and other catastrophic events, changes in laws, executive orders, legislation and other governmental action, increased competition for skilled labor and increases in demand for electricity, that could prevent us from securing the resources and labor needed to, among other things, fully execute on its strategy and 10-year capital plan, and otherwise impact the affordability of our rates for our customers;

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operations and maintenance costs, our ability to control such costs and cost-related impacts on the affordability of our rates for our customers;

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our ability to timely obtain and maintain necessary land rights, licenses, permits, easements and approvals from landowners and local, federal and other regulatory authorities on acceptable terms and resolve disputes or third-party challenges to such licenses, permits or approvals as applicable;

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direct or indirect effects on our facilities, resources, operations, reputation and financial condition resulting from terrorism, vandalism, cyberattacks or intrusions, data security breaches or other security incidents, threats or attempts to disrupt our businesses or the businesses of supply chain stakeholders (including by foreign actors), or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, derecho events, ice storms and other severe weather events, wildfires, pandemic health events, geopolitical conflict, civil unrest or other occurrences;

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the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies or other stakeholders may have or develop, which could result from a variety of factors, including actual or perceived failures in system reliability and safety, the speed of our response to service interruptions, rates and customer affordability, our ability to successfully execute our capital plan, media coverage and actions by third parties;

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damages to our network, facilities and systems, including as a result of wildfires, as well as to third-party property resulting in outages or shortages in our service territories, and losses in excess of insurance liability coverage;

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tax legislation and guidance and any changes in tax laws under the current or future administrations, including any further changes to or clarification of the Inflation Reduction Act of 2022 or the One Big Beautiful Bill Act, and any potential changes to tax rates, Corporate Alternative Minimum Tax imposed, tax credits and/or interest deductibility, as well as uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

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our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

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actions by credit rating agencies, including any potential downgrades to credit ratings;

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local, state and federal legislative, executive and regulatory actions or developments relating to the environment, including, among others, those related to global climate risk, air emissions, greenhouse gas emissions, carbon emissions, wastewater discharges and the handling and disposal of coal combustion residuals that could impact operations, cost recovery of generation plant costs and related assets, and our energy transition goals;

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the impact of unplanned facility outages or other closures;

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the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

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impacts from our pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in assumptions, including discount rates;

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changes in interest rates and their impact on costs of borrowing and the valuation of our pension benefit obligation;

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commercial bank and financial market conditions, including disruptions in the banking industry, our access to capital, the cost of such capital, the results of our financing and refinancing efforts, including availability of funds in the capital markets, and impacts on our vendors, customers and suppliers;

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inability of various counterparties to meet their obligations to us;

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the extent and effectiveness of our risk management activities;

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timely and appropriate regulatory actions, which include actions allowing requested securitization for any hurricanes or other severe weather events, such as Hurricane Beryl, or natural disasters or other amounts sought for recovery of costs, including stranded coal-fired generation asset costs;

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our ability to attract, effectively transition, motivate and retain an appropriately qualified workforce, identify and develop top talent to succeed management and maintain good labor relations;

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changes in technology, including with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers, and our ability to anticipate, adapt to and implement technological changes;

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advances in AI and our success in timely adopting, developing and deploying AI;

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the timing and outcome of any audits, disputes and other proceedings related to taxes;

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the recording of impairment charges;

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political and economic developments and actions, including energy and environmental policies under the current administration;

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our ability to execute on our strategy, initiatives, targets and goals, including energy transition goals and operations and maintenance expenditure goals;

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the outcome of litigation, including litigation related to the February 2021 Winter Storm Event and Hurricane Beryl;

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the effect of changes in and application of accounting standards and pronouncements; and

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other factors discussed in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:
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working capital,

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capital expenditures,

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acquisitions,

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the repayment or refinancing of debt, and

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loans or advances to subsidiaries.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness, commercial paper or debt under our revolving credit facility.

DESCRIPTION OF OUR DEBT SECURITIES
The debt securities offered by this prospectus will be CenterPoint Energy’s general unsecured obligations. CenterPoint Energy will issue senior debt securities (“senior debt securities”) under an indenture, dated as of May 19, 2003, between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association (successor in trust to JPMorgan Chase Bank), as trustee (as supplemented from time to time, the “senior indenture”) and junior subordinated debt securities (“junior subordinated debt securities”) under a separate indenture, dated as of August 14, 2024, between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association, as trustee (as supplemented from time to time, the “junior subordinated indenture”). We will refer to the senior indenture and the junior subordinated indenture together as the “indentures,” and each as an “indenture.” The indentures are substantially identical, except for provisions relating to subordination and covenants. We have filed, through incorporation by reference, the senior indenture and the junior subordinated indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this description of our debt securities, unless otherwise indicated, are references to section numbers of the senior indenture and the junior subordinated indenture, respectively.
You should carefully read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our senior debt securities or junior subordinated debt securities.
Provisions Applicable to Each Indenture
General.   We may issue debt securities from time to time in one or more series under the applicable indenture. There is no limitation on the amount of debt securities we may issue under either indenture. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the applicable indenture and those made a part of such indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the applicable indenture, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance.”
Terms.   We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:
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the title of the debt securities,

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whether the debt securities are senior debt securities or junior subordinated debt securities,

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any limit on the total principal amount of the debt securities,

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the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

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any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, the basis for calculating interest if other than a 360-day year of twelve 30-day months and any right to extend or defer interest payments and the duration of such extension or deferral,

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made,

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any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

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the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

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any provisions that would determine payments on the debt securities by reference to an index or a formula,

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any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. dollars ($),

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any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

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the percentage of the principal amount at which the debt securities will be issued and the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

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if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

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any variation of the defeasance and covenant defeasance sections of the applicable indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

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whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

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whether the interest rate of the debt securities may be reset,

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whether the stated maturity of the debt securities may be extended,

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any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

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any addition to or change in the covenants in the applicable indenture,

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any additions or changes to the applicable indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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the appointment of any paying agents for the debt securities, if other than the trustee,

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the terms of any right to convert or exchange the debt securities into any other securities or property,

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the terms and conditions, if any, pursuant to which the debt securities are secured,

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any restriction or condition on the transferability of the debt securities,

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with respect to the junior subordinated indenture, any changes to the subordination provisions for the junior subordinated debt securities, and

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any other terms of the debt securities consistent with the applicable indenture. (Section 301; Section 3.01)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.
Form, Exchange and Transfer.   We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302; Section 3.02)
Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305; Section 3.05)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305; Section 3.05) At any time we may:
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designate additional transfer agents,

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rescind the designation of any transfer agent, or

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approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002; Sections 3.05 and 10.02)
If we elect to redeem a series of debt securities, neither we nor the trustee will be required:
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to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

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to register the transfer or exchange of any debt security of that series if we have selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305; Section 3.05)

Book-entry.   We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Payment and Paying Agents.   Under both indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307; Section 3.07)
Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:
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check mailed to the address of the person entitled to the payment as it appears in the security register, or

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by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002; Sections 3.07 and 10.02)

Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003; Section 10.03)
Restrictive Covenants.   We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.
Consolidation, Merger and Sale of Assets.   Under both indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a “successor person” unless:
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the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

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the successor person expressly assumes our obligations with respect to the debt securities and the applicable indenture,

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

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we have delivered to the trustee the certificates and opinions required under the applicable indenture. (Section 801; Section 8.01)

As used in the indenture, the term “corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.
Events of Default.   Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under each indenture for a series of debt securities:
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our failure to pay principal or premium, if any, on that series when due, including at maturity or upon redemption or acceleration,

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our failure to pay any interest on that series for 30 days after the interest becomes due,

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our failure to deposit any sinking fund payment, when due, relating to that series,

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our failure to perform, or our breach in any material respect of, any other covenant or warranty in the applicable indenture, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the applicable indenture,

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specified events involving our bankruptcy, insolvency or reorganization, and

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any other event of default we may provide for that series,

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the trustee, assigned to and working in the trustee’s corporate trust department, has actual knowledge of the event (in the case of the senior debt securities only) or until the trustee receives written notice of the event at its corporate trust office. (Section 501; Section 5.01)
If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. To declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.
The right described in the preceding paragraph does not apply if an event of default described in the fifth bullet point above occurs, or an event of default described in the sixth bullet point above that applies to all outstanding debt securities under the applicable indenture occurs. If one of the events of default described in the fifth bullet point above occurs with respect to the debt securities of any series, the debt securities of that series then outstanding under the applicable indenture will be due and payable immediately. If any of the events of default described in the sixth bullet point above that apply to all outstanding debt securities under an indenture occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding under the applicable indenture, treated as one class, may declare the principal amount of all of the debt securities then outstanding under such indenture to be due and payable immediately. To declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.
However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:
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we have paid or deposited with the trustee a sum sufficient to pay:

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all overdue interest,

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the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

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any interest on overdue interest, to the extent legally permitted, and

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all amounts due to the trustee under the applicable indenture, and

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all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502; Section 5.02)

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603; Section 6.03) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:
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the direction is not in conflict with any law or the applicable indenture,

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the trustee may take any other action it deems proper which is not inconsistent with the direction, and

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the trustee will have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512; Section 5.12)

A holder of a debt security of any series may only pursue a remedy under the applicable indenture if:
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the holder gives the trustee written notice of a continuing event of default for that series,

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holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to the event of default,

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the holders offer reasonable indemnity to the trustee,

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the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

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during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507; Section 5.07)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508; Section 5.08)
We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the applicable indenture and specifying all of our known defaults, if any. (Section 1004; Section 10.04)
Modification and Waiver.   We may enter into one or more supplemental indentures to either indenture with the trustee without the consent of the holders of the debt securities to:
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evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

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add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

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add events of default for any series of debt securities,

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add to or change any provision of the applicable indenture to the extent necessary to issue debt securities in bearer form,

•
add to, change or eliminate any provision of the applicable indenture applying to one or more series of debt securities, including, for the junior subordinated indenture, the subordination provisions, provided that if such action adversely affects the interests of any holder of any series of debt securities issued thereunder, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

•
convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the applicable indenture,

•
establish the form or terms of any series of debt securities,

•
provide for uncertificated securities in addition to certificated securities,

•
evidence and provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•
correct any ambiguity, defect or inconsistency under the applicable indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•
supplement any provisions of the applicable indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•
comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•
add, change or eliminate any provisions of the applicable indenture in accordance with any amendments to the Trust Indenture Act, provided that the action does not adversely affect the rights or interests of any holder of debt securities issued thereunder. (Section 901; Section 9.01)

We may enter into one or more supplemental indentures to either indenture with the trustee to add to, change or eliminate provisions of such indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:
•
changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the applicable indenture,

•
reduces the principal amount of, or any premium or interest on, any debt security,

•
reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•
changes the place or currency of payment of principal, premium, if any, or interest,

•
impairs the right to institute suit for the enforcement of any payment on any debt security,

•
reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the applicable indenture, for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults,

•
makes certain modifications to the provisions for modification of the applicable indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such charge,

•
in the case of the junior subordinated indenture, modifies the subordination provisions in a manner adverse to the holders of the junior subordinated debt securities,

•
makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

•
changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902; Section 9.02)

In addition, we may not modify the subordination provisions of any outstanding junior subordinated debt securities without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “— Provisions Applicable Solely to Junior Subordinated Debt Securities — Subordination.”
Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the applicable indenture with respect to such series. However, the consent of holders of each outstanding debt security of a series is required to:
•
waive any default in the payment of principal, premium, if any, or interest, or

•
waive any covenants and provisions of the applicable indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006; Sections 5.13 and 10.06)

To determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the applicable indenture as of a specified date:
•
the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•
if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•
the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•
debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under either indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 or Section 14.02 of the applicable indenture, will not be deemed to be outstanding. (Section 101; Section 1.01)
We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. (Section 104; Section 1.04)
Satisfaction and Discharge.   We may discharge our obligations under either indenture while debt securities remain outstanding if (1) all outstanding debt securities issued under the applicable indenture have become due and payable, (2) all outstanding debt securities issued under the applicable indenture will become due and payable at their scheduled maturity within one year, or (3) all outstanding debt securities issued under the applicable indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the applicable indenture on the date of their scheduled maturity or the scheduled date of redemption and we have paid all other sums payable under the applicable indenture.
Defeasance.   When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•
we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive.

If we effect legal defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:
•
register the transfer or exchange of debt securities,

•
replace mutilated, destroyed, lost or stolen debt securities, and

•
maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404; Sections 14.01, 14.02, 14.03 and 14.04)
Notices.   Holders will receive notices by mail at their addresses as they appear in the security register or as otherwise specified in the applicable indenture. (Section 106; Section 1.06)
Title.   We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309; Section 3.09)
Governing Law.   New York law will govern both indentures and the debt securities. (Section 112; Section 1.12)

Regarding the Trustee.   As of March 31, 2026, the trustee served as trustee for approximately $7.5 billion aggregate principal amount of our debt securities (on an unconsolidated basis). In addition, the trustee serves as trustee for debt securities issued by or on behalf of our subsidiaries, aggregating approximately $13.9 billion as of March 31, 2026. We maintain brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with us or our affiliates in the ordinary course of business.
If an event of default occurs under either indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have offered the trustee indemnity satisfactory to it.
If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the applicable indenture. (Section 613; Section 6.13) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608; Section 6.08)
Provisions Applicable Solely to Senior Debt Securities
Ranking.   Our senior debt securities will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness.
Provisions Applicable Solely to Junior Subordinated Debt Securities
Subordination.   The junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated indenture, to all of our senior indebtedness, as defined in the junior subordinated indenture.
Unless we inform you otherwise in a prospectus supplement, “senior indebtedness” means:
•
all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing on the date of the junior subordinated indenture or subsequently created, incurred or assumed, and

•
all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind.

Notwithstanding the foregoing, “senior indebtedness” excludes (i) our indebtedness to our subsidiaries, (ii) trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) the junior subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the junior subordinated debt securities. “Senior indebtedness” includes, as of March 31, 2026, $828 million of our 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029.
We will describe additional provisions of our junior subordinated debt securities in a prospectus supplement applicable to the particular series of junior subordinated debt securities.
Defeasance.   Upon the effectiveness of any defeasance or covenant defeasance permitted with respect to our junior subordinated securities, the junior subordinated debt securities then outstanding shall cease to be subordinated. See “— Provisions Applicable to Each Indenture — Defeasance.”

DESCRIPTION OF OUR CAPITAL STOCK
As of April 15, 2026, our authorized capital stock consisted of:
•
1,000,000,000 shares of common stock, par value $0.01 per share, of which 654,169,480 shares were outstanding, excluding 166 shares held as treasury stock, and

•
20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock
The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Formation (“Certificate of Formation”) and Fifth Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Formation, our Bylaws and the applicable provisions of the Texas Business Organizations Code (“TBOC”) for additional information.
Voting Rights.   Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our Bylaws provide that, in an uncontested election, director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. An election is contested if, (x) the secretary receives notice that one or more shareholders has proposed to nominate one or more persons for election or re-election to the board of directors, which notice purports to be in compliance with the advance notice requirements for shareholder nominations set forth in our Bylaws, irrespective of whether the board of directors at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such shareholder(s) on or prior to the date that is 14 days in advance of the date we file our definitive proxy statement with the SEC, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
Dividends.   Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.
Liquidation Rights.   If we are liquidated, terminated or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets.
Preemptive Rights.   Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights.
Transfer Agent and Registrar.   Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.
Other Provisions.   There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our Certificate of Formation and Bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding entitled to vote thereon, voting together as a single class.
Listing.   Our common stock is traded on the New York Stock Exchange and the NYSE Texas, in each case, under the trading symbol “CNP.”

Preferred Stock
Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including:
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the designation of the series,

•
dividend rates and payment dates,

•
whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

•
redemption rights,

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liquidation rights,

•
sinking fund provisions,

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conversion rights,

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voting rights, and

•
any other terms.

The statement of resolutions establishing any series of preferred stock will include specific terms relating to such series of preferred stock. We will file the statement of resolutions with the Texas Secretary of State before we issue any of it. The statement of resolutions establishing a series of preferred stock will include some or all of the following terms:
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the title of the preferred stock,

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the maximum number of shares of the series,

•
the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

•
any liquidation preference,

•
any optional redemption provisions,

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any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock,

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any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity,

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any voting rights, and

•
any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions
Some provisions of Texas law and our Certificate of Formation and Bylaws could make the following actions more difficult:
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acquisition of us by means of a tender offer,

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acquisition of control of us by means of a proxy contest or otherwise, or

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removal of our incumbent officers and directors.

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Charter and Bylaw Provisions
Election and Removal of Directors.   The number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Except for voting rights as may be provided to holders of preferred stock, at each annual meeting of shareholders, all directors are elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified.
No director may be removed except for cause, and, subject to the voting rights expressly conferred to the holders of our preferred stock, directors may be removed for cause only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote at an election of directors, voting together as a single class at a meeting of shareholders expressly called for that purpose. Subject to the voting rights expressly conferred to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by the affirmative vote of a majority of the remaining directors in office or by election by the shareholders at a meeting called for that purpose.
Shareholder Meetings.   Our Certificate of Formation and Bylaws provide that special meetings of holders of common stock may be called only by the chair of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of at least 50% of the shares of our capital stock outstanding and entitled to vote at such meeting.
Modification of Certificate of Formation.   In general, amendments to our Certificate of Formation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled to vote thereon. The provisions described above under “— Election and Removal of Directors” and “— Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2∕3% of the voting power of all outstanding shares of capital stock generally entitled to vote in the election of directors, voting together as a single class. The provisions described below under “— Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.
Modification of Bylaws.   Our board of directors has the power to alter, amend or repeal our Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors. The shareholders also have the power to alter, amend or repeal our Bylaws or adopt new Bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.
Other Limitations on Shareholder Actions.   Our Bylaws also impose some procedural requirements on shareholders who wish to:
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make nominations in the election of directors,

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propose that a director be removed,

•
propose any repeal or change in our Bylaws, or

•
propose any other business to be brought before an annual or special meeting of shareholders.

Under these procedural requirements, a shareholder must deliver timely notice in proper written form (as specified in our Bylaws) to our secretary of the nomination or proposal along with evidence of, among other things:
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the shareholder’s status as a shareholder,

•
the number of shares beneficially owned by the shareholder,

•
a list of the persons with whom the shareholder is acting in concert, and

•
the number of shares such persons beneficially own.

To be timely, a shareholder must deliver the notice:
•
in connection with an annual meeting of shareholders, not later than the close of business on the 90th day nor earlier than the close of business on the 180th day prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of shareholders, not earlier than the close of business 180 days prior to the annual meeting and not later than the last to occur of the close of business (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of such meeting, or

•
in connection with the nomination of director candidates at a special meeting of shareholders, generally not later than the close of business on the 40th day nor earlier than the close of business on the 60th day prior to the date of the special meeting.

To submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, and, with respect to a nomination for an annual meeting, reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended, not later than eight business days prior to the date of the meeting, as well as certain other information relating to the candidate’s eligibility, including any required updates or supplements to such information as of the record date for the meeting and as of the date that is ten business days prior to the meeting. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders.
In addition to the director nomination provisions described above, our Bylaws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who have owned 3% or more of our outstanding capital stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders, director candidates constituting up to 20% (or, if such amount is not a whole number, the closest whole number below 20%) of our board of directors or two directors, whichever is greater, provided that the shareholder (or group) and each nominee satisfy the eligibility requirements specified in our Bylaws. An eligible shareholder (or group) proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held. In addition, an eligible shareholder (or group) may include a written statement of not more than 500 words supporting the candidacy of such shareholder nominee. The complete proxy access provision for director nominations is set forth in our Bylaws.
In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise properly brought and made in proper written form before the meeting by or at the direction of the Chair of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.

Limitation on Liability of Directors and Officers.   Our Certificate of Formation provides that no director or officer will be personally liable to us or our shareholders for monetary damages for any act or omission in the director’s capacity as a director or officer’s capacity as an officer, as applicable, except for the liability of (1) a director or officer to the extent the director or officer is found liable under applicable law for:
•
a breach of the director’s or officer’s duty of loyalty to us or our shareholders,

•
an act or omission not in good faith that (i) constitutes a breach of duty of the director or officer to us or (ii) involves intentional misconduct or a knowing violation of law,

•
a transaction from which the director or officer received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of a director’s or officer’s duties,

•
an act or omission for which the liability of a director or officer is expressly provided by an applicable statute; and

(2) an officer in any action by or in our right.
Our Bylaws provide that we will indemnify our current or former officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the TBOC. Our Bylaws authorize our board of directors to indemnify and advance expenses to people other than our current or former officers and directors in certain circumstances.
Choice of Forum.   Our Bylaws provide that, unless we consent to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the Eleventh Business Court Division of the Texas Business Court, located in Harris County, Texas, shall be the sole and exclusive forum for certain actions brought on behalf of the company or asserting claims against the company or its directors, officers or employees. Our Bylaws also provide that the federal district courts of the United States will be the sole and exclusive forum for claims arising under the Securities Act of 1933, as amended (the “Securities Act”).
Shareholder Derivative Proceedings.   As permitted by the TBOC, our Bylaws provide that no shareholder (as defined in Section 21.551(2) of the TBOC) or group of such shareholders may institute or maintain a derivative proceeding brought on behalf of the company against any director and/or officer of the company in such person’s official capacity unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of our common stock sufficient to meet an ownership threshold of at least 3% of the outstanding shares of our common stock.
Jury Trial Waiver.   As permitted by the TBOC, our Bylaws provide that, unless we consent in writing to a jury trial, the company and each shareholder, director, and officer of the company irrevocably and unconditionally waives any right that such person or entity may have to a trial by jury in any claim that such person or entity may have in any legal action, proceeding, cause of action, counterclaim, cross-claim, or third-party claim arising out of or relating to any “internal entity claim” under the TBOC, and each shareholder agrees that their holdings or acquisition of shares of capital stock of the company or, to the extent permitted by law, options or rights to acquire shares of capital stock of the company, constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claim.
Texas Anti-Takeover Law
We are subject to Section 21.606 of the TBOC. That section prohibits Texas public corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts, or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by such prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts or equity units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or equity units, which will be filed with the SEC or otherwise incorporated by reference in our previous filings each time we issue stock purchase contracts or equity units. Certain material United States federal income tax considerations applicable to the equity units and the stock purchase contracts will also be discussed in the prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank, trust company or other institution that is selected by us, which we refer to as the “depositary.” Each owner of a depositary share will be entitled to all the designations, powers, preferences, rights, qualifications, limitations and restrictions of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:
•
the material terms of the depositary shares and of the underlying preferred stock,

•
the identity of the depositary and the material terms of the depositary agreement,

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares, and

•
any applicable material United States federal income tax considerations.

HOLDING COMPANY STRUCTURE
We are a holding company that derives all of our operating income from, and holds substantially all of our assets through, our subsidiaries. As a result, we depend on the performance of and distributions from our subsidiaries to meet our debt service obligations and to pay dividends on our common stock and any future preferred stock we may issue. In general, our subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, limit our subsidiaries’ ability to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to make payments or other distributions. Our right to receive assets of any subsidiary, and therefore the right of our creditors to participate in those assets, are structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would likely be effectively subordinated to any security interest in the assets of that subsidiary and any senior indebtedness of that subsidiary.
PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
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through underwriters or dealers,

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directly to purchasers, including our affiliates,

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through agents, or

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through a combination of any of these methods.

The prospectus supplement will include the following information:
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the terms of the offering,

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the names of any underwriters or agents,

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the name or names of any managing underwriter or underwriters,

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the purchase price of the securities,

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the net proceeds to us from the sale of the securities,

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any delayed delivery arrangements,

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any underwriting discounts, commissions and other items constituting underwriters’ compensation,

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any initial public offering price,

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any discounts or concessions allowed or reallowed or paid to dealers, and

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any commissions paid to agents.

Sale Through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, the NYSE Texas, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions, including block trades. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of common stock. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing
We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
Each series of offered securities will be a new issue, and other than the common stock, which is listed on the New York Stock Exchange and the NYSE Texas, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.
LEGAL MATTERS
The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Monica Karuturi, Esq., our Executive Vice President and General Counsel, may pass on other legal matters for us. Ms. Karuturi is the beneficial owner of less than 1% of our common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to us and our affiliates on certain matters.
EXPERTS
The financial statements of CenterPoint Energy, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to CenterPoint Energy, Inc.’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

CENTERPOINT ENERGY, INC.
Shares of Common Stock
Having an Aggregate Gross Sales Price of up to $1,000,000,000
PROSPECTUS SUPPLEMENT

Barclays
BMO Capital Markets
BNP PARIBAS
BofA Securities
BTIG
Citigroup
Goldman Sachs & Co. LLC
J.P. Morgan
Mizuho
Morgan Stanley
MUFG
RBC Capital Markets
Scotiabank
TD Securities
Truist Securities
Wells Fargo Securities
May 15, 2026